EXHIBIT 99A

                     PORTIONS OF THE PROXY STATEMENT FOR THE
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 22, 1998

                              VISTA BANCORP, INC.


                   PROXY STATEMENT FOR THE ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD APRIL 22, 1998


                                    GENERAL

Introduction, Date, Place and Time of Meeting

                  This Proxy Statement is being furnished for the solicitation by the Board of Directors of Vista Bancorp, Inc. ("Vista"), a New Jersey business corporation, of proxies to be voted at the Annual Meeting of Shareholders of Vista to be held at the Administrative Offices of Vista, 305 Roseberry Street, Post Office Box 5360, Phillipsburg, New Jersey 08865, on Wednesday, April 22, 1998, at 9:30 a.m., prevailing time, or at any adjournment or postponement of the Annual Meeting.

                  The principal executive office of Vista is located at 305 Roseberry Street, Post Office Box 5360, Phillipsburg, New Jersey 08865. The telephone number for Vista is (908) 859-9500. All inquiries should be directed to Jill A. Pursell, Assistant Vice President/Secretary. This Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of Vista on March 20, 1998.

Solicitation

                  Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted for: (1) the election of the three nominees as Class C directors named below; (2) approval to fix the number of Class A directors at three, thereby decreasing the number of Class A directors from four to three; (3) the election of one nominee as Class A director named below; (4) approval to fix the number of Class B directors at four, thereby creating a vacancy to be filled by election; (5) the election of one nominee as Class B director named below; (6) the approval of Rudolph, Palitz LLP, Certified Public Accountants, of Plymouth Meeting, Pennsylvania ("Rudolph, Palitz LLP") as the independent auditors for the fiscal year ending December 31, 1998; and (7) the approval of the Vista Bancorp, Inc. 1998 Stock Compensation Plan. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person.

                  The cost of preparing, assembling, mailing and soliciting proxies will be borne by Vista. In addition to the use of the mails, certain directors, officers and employees of Vista intend to solicit proxies personally and by telephone and telefacsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefor, Vista will reimburse them for their reasonable forwarding expenses.

Right of Revocation

                  A shareholder who returns a Proxy may revoke it at any time before it is voted by: (1) delivering written notice of revocation to Jill A. Pursell, Assistant Vice President/Secretary, Vista Bancorp, Inc., 305 Roseberry Street, Post Office Box 5360, Phillipsburg, New Jersey 08865, telephone: (908) 895-9559; (2) executing a later-dated Proxy and giving written notice thereof to the Secretary of Vista; or (3) voting in person after giving written notice to the Secretary of Vista.

Voting Securities, Record Date and Quorum

                  At the close of business on March 11, 1998, Vista had outstanding 4,178,395 shares of common stock, $.50 par value, the only authorized class of stock (the "Common Stock"). A majority of the outstanding shares will constitute a quorum at the Annual Meeting.

                  Only holders of Common Stock of record at the close of business on March 11, 1998, will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights exist with respect to the election of directors. Cumulative voting rights mean that each shareholder has the right, in person or by proxy, to multiply the number of votes to which he or she is entitled by the number of directors to be elected and to cast the whole number of such votes for one nominee or distribute them among two or more nominees. On all other matters to come before the Annual Meeting, each share of common stock is entitled to one vote.


                 PRINCIPAL BENEFICIAL OWNERS OF VISTA'S STOCK

Principal Owners

                  The following table sets forth, as of March 11, 1998, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than five percent (5%) of Vista's outstanding Common Stock, the number of shares beneficially owned by such person and the percentage of Vista's outstanding Common Stock so owned.

                                                                                Percent of Outstanding
                                            Shares Beneficially                       Common Stock
Name and Address                                 Owned(1)                         Beneficially Owned
----------------                                 --------                         ------------------

Richard A. Cline                                   229,730  (2)                             5.5%
813 South Main Street
Stewartsville, New Jersey 08886

Louis Hajdu                                        223,670  (3)                             5.3%
710 New Brunswick Avenue
Post Office Box 1131
Alpha, New Jersey 08865


                                                                                Percent of Outstanding
                                            Shares Beneficially                       Common Stock
Name and Address                                 Owned(1)                         Beneficially Owned
----------------                                 --------                         ------------------


Phillipsburg National Bank and                     288,843  (4)                             6.9%
  Trust Company
115 South Main Street
P.O. Box 5360
Phillipsburg, New Jersey  08865

-------------------------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission ("SEC") and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after March 11, 1998. Beneficial ownership may be disclaimed as to certain of the securities.
(2) Of the 229,730 shares beneficially owned by Mr. Cline, 132,830 shares are held by him individually and 96,900 shares are owned by his spouse individually.
(3) Of the 223,670 shares beneficially owned by Louis Hajdu, 213,785 shares are owned by him individually and 9,885 shares are owned individually by his spouse.
(4) The shares are held in various fiduciary capacities by PNB's trust department or by PNB officers with respect to the bank employee retirement plan.


Beneficial Ownership by Officers, Directors and Nominees

                  The following table sets forth as of March 11, 1998, the amount and percentage of the Common Stock beneficially owned by each director, each nominee for director and all officers and directors of Vista as a group.


Name of Individual                          Amount and Nature of                       Percent
or Identity of Group                     Beneficial Ownership(1)(2)                  of Class(3)
--------------------                     --------------------------                  -----------
Richard A. Cline                               229,730  (4)(5)                          5.5%
Harold J. Curry                                 92,537  (6)                             2.2%
Dale F. Falcinelli                               4,200  (7)                               --
James T. Finegan, Jr.                           28,669  (5)(8)                            --
Barry L. Hajdu                                 203,926  (9)                             4.9%
Barbara Harding                                 47,969  (10)                            1.1%
David L. Hensley                                10,653  (11)(12)                          --
Thomas F. McGinley                             168,924  (13)                            4.0%
Mark A. Reda                                    52,471  (14)                            1.2%
Marc S. Winkler                                  5,631  (15)(16)                          --
J. Marshall Wolff                                6,344  (17)(18)                          --



Name of Individual                          Amount and Nature of                       Percent
or Identity of Group                     Beneficial Ownership(1)(2)                  of Class(3)
--------------------                     --------------------------                  -----------

All Directors and Officers
of the Company as a Group
(11 Directors, 5 Nominees
for Director, 6 Officers,
12 Persons in Total)                              860,470                               20.6%


-------------------------
(1) See footnote (1) under the caption entitled "Principal Owners" for the definition of "beneficial ownership."
(2)     Information furnished by the directors and the Company.
(3)     Less than one percent (1%) unless otherwise indicated.
(4) See footnote (2) under the caption entitled "Principal Owners" for Mr. Cline's beneficial ownership of shares.
(5)     A current Class C director and a nominee for Class C director.
(6) Of the 92,537 shares beneficially owned by Mr. Curry, 64,200 shares are owned by him individually and 28,337 shares are owned individually by his spouse.
(7) The 4,200 shares beneficially owned by Mr. Falcinelli are held in an IRA account with Paine Webber, Inc.
(8) Of the 28,669 shares beneficially owned by Dr. Finegan, 4,558 shares are owned by him individually; 7,909 shares are owned jointly with his spouse; 205 shares are owned individually by his spouse; 50 shares are owned by him as custodian under the New Jersey Uniform Gifts to Minors Act for James T. Finegan, III; 50 shares are owned by him as custodian under the New Jersey Uniform Gifts to Minors Act for Frances Alexandra Finegan; 1,161 shares are owned by him in an IRA trust account; 1,108 shares are owned by his spouse in an IRA trust account; and 13,628 shares are owned by him in a Profit Sharing Trust.
(9) Of the 203,926 shares beneficially owned by Mr. Hajdu, 9,312 shares are owned by him individually; and 194,614 shares are held in the Hajdu Group Retirement Plan of which Mr. Hajdu is a trustee.
(10) Of the 47,969 shares beneficially owned by Mrs. Harding, 6,128 shares are owned by her individually; 3,093 shares are owned jointly with her spouse; 880 shares are owned individually by her spouse; 722 shares are owned by her in an IRA trust account; 662 shares are owned by her spouse in an IRA trust account; and 36,484 shares are held by the Vista Bancorp, Inc. Employees Pension Plan ("Pension Plan Shares") of which Mrs. Harding is a co-trustee with Mr. Keefe and shares investment and voting power with Mr. Keefe with respect to the Pension Plan Shares. Mrs. Harding disclaims any beneficial ownership interest with respect to the Pension Plan Shares.
(11) Of the 10,653 shares beneficially owned by Mr. Hensley, 3,052 shares are owned by him individually; 4,133 shares are owned jointly with his spouse; and 3,468 shares are owned by him in an IRA trust account.
(12)    A current Class A director and a nominee for Class C director.
(13) Of the 168,924 shares beneficially owned by Mr. McGinley, 28,413 shares are owned by him individually; 82,414 shares are owned jointly with his spouse; 4,000 shares are owned individually by his spouse; 39,097 shares owned by him in an IRA trust account; and 15,000 shares are held with Mr. McGinley as executor of the Estate of John R. McGinley.
(14) Of the 52,471 shares beneficially owned by Mr. Reda, 32,918 shares are owned by him individually; 6,494 shares are owned jointly with his spouse; 695 shares are owned individually by his spouse; 3,449 shares are owned by him as custodian under the New Jersey Uniform Gifts to Minors Act for Louis J. Reda; 2,587 shares are owned by him as custodian under the New Jersey Uniform Gifts to Minors Act for Marcy
        L. Reda; 5,412 shares are owned by him in an IRA trust account; and 916 shares are owned by his spouse in an IRA trust account.

(15) Of the 5,631 shares beneficially owned by Mr. Winkler, 2,751 shares are owned by him individually; 2,700 shares are owned individually by his spouse in an IRA account with National Financial Services, Corp; 123 shares are owned by him as custodian under the Pennsylvania Uniform Gifts to Minors Act for Aaron S. Winkler; 45 shares are owned by him as custodian under the Pennsylvania Uniform Gifts to Minors Act for Austin C. Winkler; and 12 shares are owned by him as custodian under the Pennsylvania Uniform Gifts to Minors Act for Jonah V. Winkler.
(16)    A current Class A director and a nominee for Class B director.
(17) Of the 6,344 shares beneficially owned by Mr. Wolff, 1,718 shares are owned by him individually; 1,545 shares are owned jointly with his spouse; 342 shares are held by him under a nominee name; and 2,739 shares are owned by Kressler, Wolff and Miller, Inc., a company in which Mr. Wolff serves as President and shares in the voting power.
(18)    A nominee for Class A director.


Section 16(a) Beneficial Ownership Reporting Compliance

                  Section 16(a) of the Securities Exchange Act of 1934 requires Vista's officers and directors, and persons who own more than ten percent of a registered class of Vista's equity securities (in this case the Common Stock), to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish Vista with copies of all Section 16(a) forms that they file.

                  Except as stated immediately below and based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no such forms were required for those persons, Vista believes that, during the period January 1, 1997 through December 31, 1997, all filing requirements applicable to its officers, directors and greater than ten-percent shareholders were complied with.

                  On August 28, 1997, Thomas F. McGinley, the Chairman of Vista, sold 2,000 shares of the Common stock at a price of $15.75 per share or $31,500.00 in aggregate. Mr. McGinley failed to report this sale on Form 4 in a timely manner. Such Form 4 was required to be filed on or before September 10, 1997. Mr. McGinley filed his Form 4 report with the SEC for this sale on September 15, 1997.


                             ELECTION OF DIRECTORS
                           (Items 1, 2, 3, 4 and 5)

                  Vista has a classified Board of Directors with staggered three-year terms of office. In a classified board, the directors are generally divided into separate classes of equal number. The terms of the separate classes expire in successive years. Thus, at each Annual Meeting of Shareholders, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year.

                  Unless otherwise instructed, the proxy holders will vote the Proxies received by them for the election of the three nominees for Class C directors, of the one nominee for Class A director, and of the one nominee for Class B director named below. If any nominee should become unavailable for any reason, Proxies will be voted in favor of a substitute nominee as the Board of Directors of Vista shall determine. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors of Vista for any reason may be filled by a majority of the directors then in office until the expiration of the term of vacancy.

                    INCREASE IN NUMBER OF CLASS B DIRECTORS
                  AND DECREASE IN NUMBER OF CLASS A DIRECTORS

                  Article 9 of Vista's Amended Certificate of Incorporation divides the Board of Directors into three classes, as nearly equal in number as possible. Classes A and B are limited to no more than eight directors and Class C is limited to no more than nine directors. Section 205 of Vista's Bylaws states that the exact number of directors to be elected in each class shall be determined by resolution of a majority of the members of the Board of Directors or by resolution of the shareholders.

                  Vista's management decided to submit to the shareholders for their approval resolutions to increase the number of directors to be elected in Class B from three to four and to decrease the numbers of directors to be elected in Class A from four to three. Such changes will then distribute the ten directors as follows: three directors in Class A, four directors in Class B and three directors in Class C.

                  In addition, management decided to move two executive officers who are currently Class A Directors, David L. Hensley and Marc S. Winkler, into different classes in order to evenly distribute the three officer-directors among the three classes of directors. Barbara Harding remains as a Class A Director. David L. Hensley and Marc S. Winkler were nominated as a Class C and a Class B Director, respectively. Messrs. Hensley and Winkler agreed to resign as Class A Directors after they are elected by the shareholders and prior to the reorganization meeting of the Vista Board of Directors, which occurs immediately after the Annual Meeting.

                  The approval of these resolutions require an affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting.


         INFORMATION AS TO NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

                  The following table contains certain information with respect to the nominees and the director(s) whose terms of office expire in 1998, 1999 and 2000, respectively.

                                        Principal Occupation                               Director Since
Name                        Age          for Past Five Years                             Vista/PNB/TRCB(1)
----                        ---          -------------------                             -----------------

Class C Directors Whose Term Will Expire In 1998 And Nominees For Class C
Directors Whose Term Expires In 2001

Richard A. Cline             64       Retired; Chairman of the Board                      1988/1979/1990
(2)(4)(5)                             of TRCB

James T. Finegan, Jr.        38       Ophthalmologist                                     1995/1993/------
(3)(4)(5)


                                         Principal Occupation                             Director Since
Name                        Age          for Past Five Years                             Vista/PNB/TRCB(1)
----                        ---          -------------------                             -----------------

David L. Hensley             51       Executive Vice President of Vista                   1988/1985/1990
(6)                                   (1988 to present); President and CEO
                                      of PNB; President of PNB (1990
                                      to 1997); Chief Operations
                                      Officer of PNB (1985 to 1997);

Nominee for Class A Director Whose Term Expires 1999

J. Marshall Wolff            51       President of Kressler, Wolff &                      1998/------/1990
(3)                                   Miller, Inc. (Independent Insurance
                                      Agency)

Nominee for Class B Director Whose Term Expires 2000

Marc S. Winkler              41       Executive Vice President of Vista;                  1990/------/1990
(6)                                   President and CEO of TRCB (1996
                                      to present); President of TRCB (1990 to
                                      1996); Senior Vice President, Treasurer,
                                      and Chief Financial Officer of Vista
                                      (1988 to 1993)

Class C Director Whose Term Expires 1998

Thomas F. McGinley           72       Chairman of the Board of Designer                   1988/1965/------
(2)(4)(5)                             Dispatch, Inc., a ribbon distributor

Class A Directors Whose Term Expires In 1999

Barbara Harding              51       President and CEO of Vista;                         1988/1985/1990
                                      Chairman of the Board of PNB;
                                      and CEO of PNB (1985 to 1997)

Mark A. Reda                 46       Vice President of Lou Reda, Inc.,                   1988/1987/------
(2)(3)(5)                             a vendor of office furniture

Class B Directors Whose Term Expires In 2000

Harold J. Curry              66       Attorney-at-Law                                     1988/1978/1990
(2)

Dale F. Falcinelli           49       Principal of D.F. Falcinelli, Inc.                  1993/------/1990
(3)(4)                                (Management Consultant)



                                        Principal Occupation                              Director Since
Name                        Age          for Past Five Years                             Vista/PNB/TRCB(1)
----                        ---          -------------------                             -----------------


Barry L. Hajdu               49       President of Hajdu Construction, Inc.               1997/1997/1997
(2)                                   (Building Contractors)

-------------------------
(1) PNB means The Phillipsburg National Bank and Trust Company and TRCB means Twin Rivers Community Bank.
(2) Member of the Executive Committee. The Executive Committee consists of five (5) outside directors who are appointed annually by the Chief Executive Officer of Vista who also attends the meetings. The Executive Committee reviews personnel policy and issues with respect to compensation, benefits, appointments and promotions and makes recommendations to the Board of Directors. The Executive Committee also reviews the operations of the Board of Directors with respect to directors' fees and frequency of Board of Directors' meetings as well as Vista's capital structure, stock position and earnings. In addition, the Executive Committee analyzes other management issues and periodically makes recommendations to the Board of Directors based on its findings. The Executive Committee met seven (7) times in 1997.
(3)     Member of the Audit Committee. The Audit Committee consists of three
        (3) outside directors as well as one outside director from PNB and TRCB. This committee meets quarterly. The Audit Committee is responsible for the review and evaluation of the system of internal controls and corporate compliance with applicable rules, regulations and laws. The Audit Committee meets with Vista's internal auditor, outside independent auditors and senior management to review the scope of the internal and external audit engagements, the adequacy of the internal and external auditors, corporate policies to ensure compliance and significant changes in accounting principles. The Audit Committee met seven (7) times in 1997.
(4) Member of the Planning Committee. The Planning Committee consists of four (4) outside directors who are appointed annually by the Chief Executive Officer of Vista who also attends the meetings. Presidents of the subsidiary banks attend on an "as needed" basis. The committee works with management to formulate strategic planning of Vista which encompasses a three year period. The Board of Directors of the subsidiaries forward their strategic plans and opportunities to the Corporate Planning Committee for its review, guidance and/or approval. The Planning Committee did not meet in 1997.
(5) Member of the Retirement Committee. The Retirement Committee consists of four (4) outside directors who are appointed annually by the Chief Executive Officer of Vista who also attends the meetings. The Committee is responsible for evaluating Vista's retirement benefits including the pension plan. The Committee reviews and votes on all proposed changes to the Plan. The Retirement Committee met one (1) time in 1997.
(6)     Messrs. Hensley and Winkler are current Class A Directors.


                  Directors who are not officers received, in 1997, four hundred dollars ($400) for each regular meeting and two hundred dollars ($200) for each special committee meeting of Vista they attended. Subsidiary officers did not receive directors' fees for attendance at their respective committee or board meetings. The Board of Directors of Vista adopted a policy which stated that the Board of Directors will hold monthly meetings during 1997, except for the months of March, June, September and December, for which no meetings were held. The Board of Directors held, in 1997, nine (9) meetings in order to conduct the business of Vista.

                  In 1997, the Board of Directors received $44,100 in the aggregate for attendance at Board and committee meetings.

                  All of the Directors attended at least seventy-five percent (75%) of the combined total number of meetings of the Board of Directors and the committees on which they served.

                  The Board of Directors does not have a nominating committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of Vista in accordance with Section 202 of Vista's Bylaws.

Principal Officers

                  The following table sets forth selected information about the principal officers of Vista, each of whom is elected by the Board of Directors of Vista and each of whom holds office at the discretion of the Board of Directors of Vista:

                                                                  Bank             Number of Shares
                                                     Held       Employee            of the Company
Name                       Position                  Since       Since           Beneficially Owned(1)       Age
----                       --------                  -----       -----           ---------------------       ---

Thomas F. McGinley         Chairman                  1994          (2)               168,924 (3)              72
                           of the Board

Harold J. Curry            Vice Chairman             1995          (2)                92,537 (4)              66
                           of the Board

Barbara Harding            President and CEO         1988         1965                47,969 (5)              51

David L. Hensley           Executive Vice            1988         1983                10,653 (6)              51
                           President

William F. Keefe           Executive Vice            1993         1989                45,900 (7)              39
                           President and Chief
                           Financial Officer

Marc S. Winkler            Executive Vice            1998         1988                 5,631 (8)              41
                           President

-------------------------
(1) See footnote (1) under the caption entitled "Principal Owners" for the definition of "beneficial ownership."
(2) Messrs. McGinley and Curry are not full time employees of Vista or the Bank Subsidiaries. Mr. McGinley will retire from the Board of Directors after the Annual Meeting.
(3) See footnote (13) under the caption entitled "Beneficial Ownership by Officers, Directors and Nominees" for Mr. McGinley's beneficial ownership.
(4) See footnote (6) under the caption entitled "Beneficial Ownership by Officers, Directors and Nominees" for Mr. Curry's beneficial ownership.
(5) See footnote (10) under the caption entitled "Beneficial Ownership by Officers, Directors and Nominees" for Mrs. Harding's beneficial ownership.
(6) See footnote (11) under the caption entitled "Beneficial Ownership by Officers, Directors and Nominees" for Mr. Hensley's beneficial ownership.
(7) Of the 45,900 shares owned by Mr. Keefe, 4,959 shares are owned by him individually; 3,407 shares are owned jointly with his spouse; 700 shares are held for him under a nominee name; 350 shares are owned by him in an IRA trust account; and 36,484 shares are Pension Plan Shares of which Mr. Keefe is a co-trustee with Mrs. Harding and shares investment and voting power with Mrs. Harding with respect to the Pension Plan Shares. Mr. Keefe disclaims any beneficial ownership interest with respect to the Pension Plan Shares.
(8) See footnote (15) under the caption entitled "Beneficial Ownership by Officers, Directors and Nominees" for Mr. Winkler's beneficial ownership.

Remuneration of Officers and Directors

                  The following table sets forth all remuneration for services in all capacities paid by the applicable bank subsidiary in 1997 to Barbara Harding, President and Chief Executive Officer of Vista and Chairman of Phillipsburg National Bank; David L. Hensley, Executive Vice President of Vista and President and Chief Executive Officer of Phillipsburg National Bank; Marc S. Winkler, Executive Vice President of Vista and President and Chief Executive Officer of Twin Rivers Community Bank; and William F. Keefe, Executive Vice President and Chief Financial Officer of Vista and Senior Vice President and Chief Financial Officer of Phillipsburg National Bank. No other officer's aggregate salary and bonus exceeded $100,000 during 1997.

                          SUMMARY COMPENSATION TABLE

                                     ------------------------------- -----------------------------------
                                    |                               |                                  |
                                    |                               |      LONG TERM COMPENSATION      |
                                    |                               |----------------------------------|
                                    |                               |                     |            |
                                    |     ANNUAL COMPENSATION       |       AWARDS        |   PAYOUTS  |
------------------------------------|-------------------------------|---------------------|------------|----------
                                    |                       Other   |                     |            |          |
                                    |                      Annual   |Restricted           |            | All Other|
Name and                            | Salary     Bonus    Compensa- |   Stock    Options/ |    LTIP    |  Compen- |
Principal Position            Year  |   ($)       ($)    tion(1)($) |  Award(s)    SARs   | Payouts(2) |  sation  |
------------------------------------|-------------------------------|---------------------|------------|----------|
                                    |                               |                     |            |          |
Barbara Harding, President/   1997  |183,768    26,416     22,692   |    -0-        -0-   |   20,662   |    -0-   |
CEO of Vista and Chairman     1996  |169,520    30,658     23,749   |                     |            |          |
of PNB                        1995  |153,972    24,848     22,456   |                     |            |          |
------------------------------------|-------------------------------|---------------------|------------|----------|
                                    |                               |                     |            |          |
David L. Hensley, Executive   1997  |150,020    21,910     21,994   |    -0-        -0-   |   17,587   |    -0-   |
Vice President of Vista and   1996  |139,048    25,626     21,111   |                     |            |          |
President/CEO of PNB          1995  |128,336    20,932     20,334   |                     |            |          |
------------------------------------|-------------------------------|---------------------|------------|----------|
                                    |                               |                     |            |          |
Marc S. Winkler, Executive    1997  |134,160    11,732     16,024   |    -0-        -0-   |     -0-    |    -0-   |
Vice President of Vista and   1996  |124,020    14,985     14,085   |                     |            |          |
President/CEO of TRCB         1995  |111,956     9,125     13,528   |                     |            |          |
------------------------------------|-------------------------------|---------------------|------------|----------|
                                    |                               |                     |            |          |
William F. Keefe, Executive   1997  |108,056   18,134      12,965   |    -0-        -0-   |   17,587   |    -0-   |
Vice President/ CFO of        1996  |100,048   22,116      13,562   |                     |            |          |
Vista and Sr. Vice            1995  | 89,417   17,483       8,762   |                     |            |          |
President/CFO of PNB                |                               |                     |            |          |
------------------------------------------------------------------------------------------------------------------

-------------------------

(1) Includes directors' fees; life, medical and disability insurance premiums; 401(k) matching contributions; automobile use and social club dues.
(2) Represents the dollar value of Vista common stock awarded under the Employee Incentive Plan.

Report of the Executive Committee on Executive Compensation

                  Executive compensation for the officers of Vista and the Bank Subsidiaries is determined by the Executive Committee of Vista's Board of Directors. The recommendations of the Executive Committee with respect to executive compensation are presented to all members of the Board of Directors for their approval. Salaries and bonuses for the executive officers are reviewed annually. All executive compensation is paid by the respective subsidiary bank to the applicable executive.

         Barbara Harding, in her role of President and Chief Executive Officer of Vista, reviews the salaries, bonuses and other compensation of the executive officers of the bank subsidiaries with the Executive Committee. Mrs. Harding submits a written report on executive compensation to the Executive Committee. Mrs. Harding is not present when the Executive Committee reviews and sets her compensation and bonus.

         The following themes or guidelines are used by the Executive Committee in setting compensation:

                 --) Compensation should be meaningfully related to the value created for shareholders.

                 --) Compensation should support the strategic goals and objectives of Vista.

                 --) Compensation should reflect and promote Vista's value, and reward an individual for an outstanding contribution to Vista's success.

                 --) Compensation should be fair and competitive with the banking industry based on Vista's size and regional location.

                                Submitted By The Members Of The
                                Executive Committee

                                Richard A. Cline              Harold J. Curry
                                Thomas F. McGinley            Mark A. Reda
                                Barry L. Hajdu


Stock Performance Graph and Table

                  The following graph and table compare the cumulative total shareholder return on Vista's Common Stock during the period June 30, 1993(1), through and including December 31, 1997, with (i) the cumulative total return on the SNL Securities Corporate Performance Index(2) for 35 publicly-traded banks with total assets of $500 million to $1 billion in the Middle Atlantic area(3), and (ii) the cumulative total return for all United States stocks traded on the NASDAQ Stock Market. The comparison assumes $100 was invested on June 30, 1993, in Vista's Common Stock and in each of the below indices and assumes further the reinvestment of dividends into the applicable securities. The shareholder return shown on the graph and table below is not necessarily indicative of future performance.

Certain Transactions

                  There have been no material transactions, proposed or consummated, between Vista and the Bank Subsidiaries with any director or executive officer of Vista and the Bank Subsidiaries or any associate of the foregoing persons. Vista and the Bank Subsidiaries have had and intend to continue to have banking and financial transactions in the ordinary course of business with directors and officers of Vista and the Bank Subsidiaries and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of Vista and the Bank Subsidiaries. Total consolidated loans outstanding from Vista at December 31, 1997, to Vista's and the Bank Subsidiaries' officers and directors as a group and members of their immediate families and companies in which they have an ownership interest of ten percent (10%) or more was $6.8 million or 15.7% of Vista's total consolidated capital accounts. The largest amount of indebtedness outstanding at any time during fiscal year 1997 to the above identified group was $6.8 million or 15.7% of Vista's total consolidated capital accounts. The interest income earned by Vista on such loans was $406 thousand for 1997. During 1997, advances and repayments on these loans were $10.6 million and $8.3 million, respectively. Such loans do not involve more than the normal risk of collectibility nor do they present other unfavorable features.


                                      13